                                                                      EXHIBIT 21

                            SIGNIFICANT SUBSIDIARIES

                        NATIONAL COMPUTER SYSTEMS, INC.

                                   STATE OR
                                     OTHER
                                  JURISDICTION
                                      OF       NAME UNDER WHICH SUBSIDIARY DOES
       NAME OF SUBSIDIARY         INCORPORATION             BUSINESS
- --------------------------------  -----------  ---------------------------------
NCS Holdings, Inc.                 Minnesota   NCS Holdings, Inc.
NCS Financial Systems, Inc.        Minnesota   NCS Financial Services
                                                Financial Systems Division of
                                                National Computer Systems, Inc.
NCS Data Forms, Inc.               Minnesota   Data Forms Division of National
                                                Computer Systems, Inc.
Interpretive Scoring Systems,      Minnesota   NCS Assessments
Inc.
                                               Professional Assessment Services
                                                Division of National Computer
                                                Systems, Inc.

Note: All other subsidiaries of National Computer Systems, Inc. are not significant subsidiaries taken as a whole.

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